Exhibit 10.5

FIRST WESTERN REVOLVING NOTE

$20,000,000	March 10, 2014

FOR VALUE RECEIVED, the undersigned, FIRST WESTERN SBLC, INC., a Florida corporation (“First Western”), irrevocably and unconditionally promises to pay to the order of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association with its office in Dallas, Texas (“Lender”, and together with each subsequent holder hereof, “Payee”), at the principal banking office of Administrative Agent (hereinafter referenced) at 2200 Ross Avenue, Dallas, Texas 75201, (i) the principal amount of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000) (or such lesser amount as shall equal the Principal Debt under the First Western Revolving Facility), on the dates and in the principal amounts provided for in the Credit Agreement, and (ii) interest on the unpaid principal amount of each Borrowing from time to time remaining outstanding and unpaid from the date of each such Borrowing until it shall be paid in full, at the rates per annum and on the dates provided for in the Credit Agreement.

All capitalized terms used herein and not otherwise defined herein shall have the same meaning and effect as used and defined in that certain Amended and Restated Credit Agreement dated as of December 28, 2010 (as amended and otherwise modified, and in effect, the “Credit Agreement”), by and among Borrowers, certain Lenders, and JPMorgan Chase Bank, National Association, as Administrative Agent for those Lenders. Reference is hereby made to the Credit Agreement for all intents and purposes.

This Note is a “Revolving Note” executed by First Western and is referred to in, governed by, and subject to, and is entitled to the benefits of, the terms and provisions of the Credit Agreement as therein stated and referenced and is executed in substitution and replacement (but not extinguishment) of that certain Second Amended and Restated Revolving Note dated as of January 1, 2012, executed by First Western and payable to the order of Lender in the original principal amount of $20,000,000. Reference is hereby made to the Credit Agreement for a statement of the agreements, rights, remedies, benefits and obligations of Payee and the covenants, agreements, rights, duties and obligations of First Western in relation hereto, including provisions for acceleration of the maturity hereof, interest rate and amount limitations and voluntary and mandatory prepayments hereon; but this reference to the Credit Agreement, or any provision thereof, shall not affect or impair the irrevocable, absolute and unconditional obligation of First Western to pay principal of, and interest on, this Note when due. Unless the maturity of this Note shall have sooner occurred, the outstanding principal balance of this Note and all accrued and unpaid interest thereon shall be finally and fully payable on the Termination Date.

The date, amount, Type, and interest rate of each Borrowing made by Lender to First Western, and each payment made on account of the principal thereof, and accrued interest thereon, shall be recorded by Payee on its books and records, and prior to any transfer of this Note, endorsed by Payee on a schedule attached hereto or any continuation thereof; and all recordations and endorsements made by Payee shall, absent manifest error, be conclusive of all such matters and binding on all Persons. Payee’s failure to make or error in making any such recordations or endorsements shall not diminish, reduce or relieve First Western’s obligation to pay (i) all Borrowings made by Lender and then outstanding and (ii) all accrued and earned interest on the amounts thereof from time to time outstanding and unpaid, pursuant to this Note.

Upon the occurrence of an Event of Default, this Note may be declared to be, or shall become, forthwith due, and immediately payable in the manner, upon the conditions (if any) and with the effect, provided for and referred to in the Credit Agreement.

If this Note is placed in the hands of an attorney for collection (whether or not any proceeding is filed in connection therewith), or collected through suit, the Bankruptcy Court or any other judicial proceeding, First Western irrevocably and unconditionally agrees to pay all costs, expenses and fees incurred by Payee, including reasonable attorneys’ fees and expenses, and any assessed court and related costs, in addition to all other amounts owing hereunder.

First Western and all sureties, endorsers, guarantors and other Persons ever liable for the payment of any sums payable on this Note, jointly and severally, waive notice, demand, notice of presentment, presentment, presentment for payment, demand for payment, non-payment, notice of dishonor, dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, notice of intent to demand, protest, notice of protest, grace and all formalities and other notices of any and every kind, and filing of suit or diligence in collecting this Note or enforcing (in whole or part) any security or guaranty now or hereafter for the payment of this Note, and consent and agree to any partial or full substitution, exchange or release of any such security or guaranty or the partial or full release of any Person primarily or secondarily liable hereon, and consent and agree that it will not be necessary for any holder hereof, in order to enforce payment by it of this Note to first institute suit or exhaust its remedies against First Western or any other Persons liable herefor, or to enforce it rights against any such security herefor or guarantor or any other Person with respect hereto, and consent to any or all extensions, increases or renewals or postponements, modifications or rearrangements of time or payment of this Note or any other indulgence with respect hereto, without notice thereof to, or consent thereto from, any of them.

Each of First Western and Payee hereby agrees that Chapter 346 of the Texas Finance Code, as amended, shall not apply to this Note or the loan transaction evidenced by, and referred to in, the Credit Agreement in any manner, including without limitation, to any account or arrangement evidenced or created by, or provided for in, this Note or the Credit Agreement.

This Note (including its validity, enforceability and interpretation) shall be governed by, and construed in accordance with, the laws of the State of Texas (without regard to conflict of law principles) and, to the extent controlling, federal laws of the United States of America. This Note has been executed, delivered and accepted and is payable at, Dallas, Dallas County, Texas.

THIS NOTE AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Left Blank]

FIRST WESTERN REVOLVING NOTE – Page 2

FIRST WESTERN SBLC, INC.

By:	/s/ Barry N. Berlin
Barry N. Berlin
Executive Vice President
and Chief Financial Officer

FIRST WESTERN REVOLVING NOTE – Signature Page